ACKNOWLEDGMENT


         Reference is hereby made to the Amended and Restated Stockholders Agreement (the "Agreement") by and among CCC Information Services Group Inc. (the "Company"), White River Ventures, Inc. ("WRV") and the other stockholders identified on Exhibit A thereto dated as of June 30, 1998.

         Capricorn Investors, II L.P. (the "Buyer") is acquiring 1,337,000 shares of Common Stock (as defined in the Agreement) from WRV. The Buyer hereby acknowledges that such shares to be received by Buyer are subject to the Agreement and the Buyer and its successors in interest are bound thereby.

                                         CAPRICORN INVESTORS, II L.P.
                                          By:  CAPRICORN HOLDINGS
                                                Its General Partner

                                                By:
                                                   -----------------------
                                                   Herbert S. Winkour, Jr.
                                                   Manager